Exhibit 4.1

COMMON SHARES PAR VALUE OF SHARES U.S. $.01 EACH	SEE REVERSE FOR CERTAIN ABBREVIATIONS CUSIP G16962 10 5

Bunge Limited
INCORPORATED UNDER THE LAWS OF THE ISLANDS OF BERMUDA

THIS IS TO CERTIFY THAT

IS THE REGISTERED OWNER OF

FULLY PAID AND NON-ASSESSABLE

COMMON SHARES IN THE ABOVE-NAMED COMPANY SUBJECT TO THE MEMORANDUM OF

ASSOCIATION AND THE BYE-LAWS OF THE COMPANY, TRANSFERABLE IN ACCORDANCE THEREWITH.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:
	SECRETARY	DIRECTOR

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC

TRANSFER AGENT
AND REGISTRAR
BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF AUGUST 20, 2007 BUNGE LIMITED TSB 27962 FC
SALES: C. SHARKEY 302-731-7088	Operator: Ron/AP
/ ETHER 7 / LIVE JOBS / B / BUNGE 27962 FC	Rev. 1

   PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:       OK AS IS      OK WITH CHANGES      MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 294. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

Bunge Limited

The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	– as tenants by the entireties	(Cust)		(Minor)
JT TEN	– as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as	Act
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]

[transferor]

hereby sell assign and transfer unto of	[transferee]

of	[address]

[number of shares]

shares of Bunge Limited

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

In the presence of:

(Witness)

In the presence of:

(Witness)	(Transferee)

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF AUGUST 17, 2007 BUNGE LIMITED TSB 27962 BK
SALES: C. SHARKEY 302-731-7088	Operator: Ron
/ ETHER 7 / LIVE JOBS / B / BUNGE 27962 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:      OK AS IS      OK WITH CHANGES      MAKE CHANGES AND SEND ANOTHER PROOF